Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Schmitt Industries, Inc. (the “Company”) on Form 10-Q for the quarterly period ended November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Wayne A. Case and Robert C. Thompson, Chief Executive Officer and Chief Financial Officer , respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	January 14, 2004	/s/ Wayne A. Case
Wayne A. Case, President/CEO/Director

Date:	January 14, 2004	/s/ Robert C. Thompson
Robert C. Thompson, Chief Financial Officer/Treasurer